UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 21, 2009

CAVICO CORP.

(Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230,
Huntington Beach, California               92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 21, 2009, the Board of Directors of Cavico Corp. (the “Company”) accepted the resignations of Mr. Hai Thanh Tran, Mr. Hieu Van Phan, and Mr. Giang Linh Bui as members of Board of Directors of the Company.  There were no disagreements with Mr. Tran, Mr. Phan, and Mr. Bui on any matter relating to our operations, policies, or practices and each will continue to serve as vice presidents of the Company.

On April 21, 2009, June Sohn Kim was unanimously elected by the Board of Directors of the Company to fill the vacancy left by the resignations.  The Board of Directors considers Ms. Kim as an “independent director”.  Ms. Kim was also appointed to serve as a member of the Board’s Audit Committee and a member of the Board’s Compensation Committee.

Ms. June Sohn Kim is a Certified Public Accountant and works for Providential Holdings, Inc.  Ms. Kim holds CPA licenses in the state of Washington and California.  She graduated with a Bachelor of Science in accounting degree in 1980 from California State University. Ms. Kim specializes in SEC compliance for audits and preparation of financial statements with disclosures including, Form 10Q and Form 10K.  Prior to joining Providential Holdings, Inc., she worked for Stonefield Josephson, a CPA firm, as audit manager on a part time basis for 1½ years and Kabani & Company, Inc. as a full time audit manager for 5 years.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

99.1 – Press Release of Cavico Corp. dated April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: April 21, 2009	By:	/s/ Timothy Dac Pham
Name: Timothy Dac Pham
Vice President